                                AMENDMENT NO. 2

     AMENDMENT NO. 2 dated as of July 31, 1998 to the AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 21, 1995 among THE PEP BOYS - MANNY, MOE & JACK, the Banks signatory thereto and THE CHASE MANHATTAN BANK, as Agent.

                                W I T N E S S E T H:

     WHEREAS, the Company, the Banks and the Agent are parties to the Amended and Restated Credit Agreement referred to above (as heretofore amended, the "Credit Agreement") pursuant to which the Banks have agreed to extend credit to the Company as provided therein;

     WHEREAS, the Company has requested the Banks and the Agent to amend the Credit Agreement as herein after set forth;

     WHEREAS, the Majority Banks and the Agent are agreeable to such amendment on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein it is hereby agreed as follows:

1.  Definitions.

     All terms defined in the Credit Agreement shall be used herein as defined in the Credit Agreement unless otherwise defined herein or the context otherwise requires.

2. Amendments to the Agreement.

     (a) Section 1.01 of the Credit Agreement is hereby amended by restating the definition of "NOP/Interest Charges Ratio" in its entirety to read as follows:

               "'NOP/Interest Charges Ratio' shall mean, (a) as at the end of each fiscal quarter occurring during fiscal year ending January 30, 1999 of the Company, the ratio of (i) Net Operating Profit for the period of such fiscal quarter and including any 1999 fiscal quarters prior thereto to (ii) Interest Expense for such period; and (b) as at any date of determination after fiscal year ending January 30, 1999, the ratio of (i) Net Operating Profit for the period of four consecutive fiscal quarters of the Company ending on or most recently ended prior to such date of determination to (ii) Interest Expense for such period."

     (b) Section 9.10 of the Agreement is hereby amended by restating it in its entirety to read as follows:

               "9.10 NOP/Interest Charges Ratio. The Company will not at any time permit the NOP/Interest Charges Ratio to be less than 2.25 to 1.0."

     (c) The first paragraph of the Pricing Schedule is hereby amended in its entirety to read as follows:

          "Each of the 'Applicable Margin,' 'Commitment Fee Rate' and 'Facility Fee Rate' means, for any day, the per annum rates set forth below in the column under such term and in the row corresponding to the 'Debt to Capital Ratio' that exists on such day; provided that for each day after the first quarter of the Company's fiscal year ending January 30, 1999 on which the NOP/Interest Charges Ratio is less than 2.5 to 1, the Facility Fee Rate shall increase by 0.01%."

3.  Representations and Warranties.

     In order to induce the Majority Banks and the Agents to make this Amendment, the Company hereby represents that:

     (a) the execution and delivery of this Amendment and the performance of the Company thereunder and under the Credit Agreement as amended hereby (i) have been duly authorized by all necessary corporate action, will not violate any provision of law, or the Company's charter or by-laws, or result in the breach of or constitute a default, or require a consent, under any indenture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective property may be bound or affected, and (ii) each of this Amendment and the Credit Agreement as amended hereby constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

     (b) the representations and warranties in Section 8 of the Credit Agreement are true and correct as of the Closing Date (hereinafter defined) as if they were being made on such date; and

     (c) no Event of Default or event which with notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing on the Closing Date.

4.  Conditions of Effectiveness.

     This Amendment shall be effective (as of the date hereof) on the date when all of the following conditions shall have been met, and such date shall be the "Closing Date":

     (a) Counterparts of this Amendment shall have been executed by the Company, the Banks and the Agent;

     (b) The Agent shall have received a certificate dated the Closing Date specifying the names and titles and including specimen signatures of the officers authorized to sign this Amendment.

     (c) The Borrower shall have paid an amendment fee to the Agent for the account of each Bank equal to 0.05% of the amount of such Bank's Commitment.
5.  Miscellaneous.

     (a) Except as specifically amended hereby, all the provisions of the Credit Agreement shall remain unamended and in full force and effect, and the term "Credit Agreement", and words of like import shall be deemed to refer to the Credit Agreement as amended by this Amendment unless otherwise provided herein or the context otherwise requires. Nothing herein shall affect the obligations of the Company under the Credit Agreement with respect to any period prior to the effective date hereof.

     (b) This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

                                THE PEP BOYS - MANNY, MOE & JACK

                                By /s/ George Babich
                                  --------------------------------------------
                                   Title: Vice President-Finance and Treasurer









                                THE CHASE MANHATTAN BANK,
                                as Agent and a Bank


                                By /s/ [ILLEGIBLE]
                                  --------------------------------------------
                                   Title: Vice President







                                PBY CORPORATION, as a Guarantor

                                By /s/ George Babich
                                  --------------------------------------------
                                   Title: Vice President-Finance and Treasurer






                                CARRUS SUPPLY CORPORATION,
                                as a Guarantor


                                By /s/ George Babich
                                  --------------------------------------------
                                   Title: Vice President-Finance and Treasurer

                                THE PEP BOYS - MANNY, MOE & JACK
                                OF CALIFORNIA, as a Guarantor

                                By /s/ George Babich
                                  --------------------------------------------
                                   Title: Vice President-Finance and Treasurer






                                THE PEP BOYS - MANNY, MOE & JACK
                                OF DELAWARE, INC., as a Guarantor

                                By /s/ George Babich
                                  --------------------------------------------
                                   Title: Vice President-Finance and Treasurer






                                THE PEP BOYS - MANNY, MOE & JACK
                                OF PUERTO RICO, INC., as a Guarantor

                                By /s/ George Babich
                                  --------------------------------------------
                                   Title: Vice President-Finance and Treasurer






                                BANK OF AMERICA NATIONAL TRUST AND
                                SAVINGS ASSOCIATION


                                By /s/ J. Pritchard
                                  --------------------------------------------
                                   Title: Vice President

                                       CREDIT SUISSE FIRST BOSTON

                                       By /s/ Jay Chall
                                         -------------------------------
                                         Title: Director


                                       By /s/ James Lee
                                         -------------------------------
                                         Title: Assistant Vice President






                                       FIRST UNION NATIONAL BANK

                                       By /s/ Rendel Southern
                                         -------------------------------
                                         Title: Vice President






                                       [Fleet Bank]


                                       By /s/ Christopher Kampe
                                         -------------------------------
                                         Title: Assistant Vice President






                                       NATIONSBANK, N.A. (CAROLINAS)

                                       By /s/ Timothy Sparros
                                         -------------------------------
                                         Title: Senior Vice President

                                       PNC BANK, N.A.


                                       By /s/ [ILLEGIBLE]
                                         -------------------------------
                                         Title: Officer






                                       SUNTRUST BANK, ATLANTA

                                       By /s/ [ILLEGIBLE]
                                         -------------------------------
                                         Title: Group Vice President


                                       By /s/ Karen Copeland
                                         -------------------------------
                                         Title: Assistant Vice President






                                       UNION BANK OF CALIFORNIA, N.A.

                                       By /s/ [ILLEGIBLE]
                                         -------------------------------
                                         Title: Vice President